EXHIBIT 1
                           GENERAL MOTORS CORPORATION

                         FORM OF UNDERWRITING AGREEMENT
                STANDARD PROVISIONS (CONVERTIBLE DEBT SECURITIES)

                             DATED FEBRUARY 28, 2002

      From time to time, General Motors Corporation (the "Corporation"), a Delaware corporation, may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein (the "Underwriters"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement," together with the provisions incorporated therein by reference, the "Agreement"). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. To the extent any terms herein conflict with the terms therein, such Underwriting Agreement shall control.

                                       I.

      The Corporation proposes to issue from time to time convertible debt securities (the "Securities") to be issued pursuant to the provisions of the Indenture dated as of December 7, 1995 by and between the Corporation and Citibank, N.A., as Trustee, as supplemented. The Securities will have varying designations, maturities, conversion prices, rates and times of payment of interest, if any, selling prices and redemption terms.

      The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). The term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement, including any registration statement filed pursuant to Rule 462(b) of the Act related to the Securities. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed electronically with the Commission pursuant to Rule 424. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein.

      The term "Stock" means the security or securities issuable upon the conversion of the Securities.

                                      II.

      On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, the Corporation may agree to sell to the Underwriters additional Securities (the "Additional Securities") whereby the Underwriters will have the right to purchase, severally and not jointly, up to the maximum amount of Additional Securities at the purchase price set forth in the Prospectus as amended or supplemented. The Manager may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such Securities are to be purchased. Each purchase date must be at least three business days (unless a shorter period is agreed to by the Corporation) after the written notice is given and may not be earlier than the time and date for payment of the Securities (the "Closing Date") nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Securities. On each day that Additional Securities are to be purchased (an "Option Closing Date"), if any, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional securities as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Securities set forth in the Underwriting Agreement opposite the name of such Underwriter bears to the total number of Securities. References herein to "Securities" include the "Additional Securities."

                                      III.

      The Corporation is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

                                      IV.

      Payment for the Securities shall be made by wire transfer of Federal (same-day) funds to the account specified by the Corporation to the Manager prior to the Closing Date at the time and place set forth in the Underwriting Agreement.

      Payment for any Additional Securities shall be made by wire transfer of Federal (same-day) funds to the account specified by the Corporation to the Manager prior to the Option Closing Date at the time and place specified in the corresponding notice described in Article II hereof or at such other time on the same or on such other date as shall be designated in writing by the Underwriters.

      The Securities and the Additional Securities shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities and the Additional Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities or the Additional Securities, as the case may be, to the Underwriters duly paid, against payment of the purchase price therefor.

                                       V.

      The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Commission, there shall have been no material adverse change (not in the ordinary course of business) or any development involving a prospective material adverse change (not in the ordinary course of business) in the condition of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus and the representations and warranties of the Corporation in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

(b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer, including without limitation the Treasurer, of the Corporation (acting on behalf of the Corporation and without personal liability), to the effect set forth in paragraph (a) above. The officer making such certificate may rely upon the best of such officer's knowledge as to proceedings threatened.

(c) The Manager shall have received on the Closing Date an opinion of a member of the Legal Staff of the Corporation dated the Closing Date, to the effect set forth in Exhibit A-1, and an opinion of counsel to the Corporation dated the Closing Date, to the effect set forth in Exhibit A-2.

(d) The Manager shall have received on the Closing Date an opinion of tax counsel of, and/or tax counsel to, the Corporation, dated the Closing Date, to the effect set forth in Exhibit B.

(e) The Manager shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C.

(f) The Manager shall have received on each of the Pricing Date (as defined below) and on the Closing Date a letter dated the Pricing Date or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Manager, from Deloitte & Touche LLP, independent accountants, containing statements and information of the type ordinarily included in the accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

(g) The Manager shall have received a "lock-up" agreement, each substantially in the form of Exhibit D hereto, executed by each of the senior executive officers of the Corporation identified in a schedule to the Underwriting Agreement, relating to sales and certain other dispositions of shares of $1-2/3 par value common stock or certain other securities, which agreements shall be in full force and effect on the Closing Date.

      The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as the Underwriters may reasonably request with respect to the good standing of the Corporation, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters reasonably related to the issuance of such Additional Securities.

                                      VI.

      In further consideration of the agreements of the Underwriters contained in this Agreement, the Corporation covenants as follows:

(a) To furnish the Manager a copy of the Registration Statement including exhibits, if any, and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Corporation with the Commission subsequent to the date of the Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference in the Prospectus.

(b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

(c) If, during such period after the first date of the public offering of the Securities (such first date, the "Pricing Date"), as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(d) To promptly advise the Manager of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request.

(f) To make generally available to the Corporation's security holders as soon as practicable an earnings statement covering a twelve month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Act.

(g) Without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of $1-2/3 par value common stock or any securities convertible into or exercisable or exchangeable for $1-2/3 par value common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the $1-2/3 par value common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of $1-2/3 par value common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
     (A) the Securities to be sold hereunder and any conversion thereof, (B) the issuance of $1-2/3 par value common stock upon the exercise of options, warrants or other rights exercisable for, or the conversion of securities convertible into, $1-2/3 par value common stock outstanding as of the date of the Prospectus; (C) the granting of stock options, warrants and/or restricted or unrestricted stock awards for $1-2/3 par value common stock under employee benefit, compensation or savings plans and programs of the Corporation or any of its subsidiaries, provided that such options, warrants and awards do not become exercisable or vest during such lock-up period, except in accordance with the customary acceleration of vesting and exercisability provisions of the Corporation contained in agreements under such plans and programs; (D) issuances or transfers of $1-2/3 par value common stock under or in connection with employee benefit, compensation or savings plans and programs and dividend reinvestment plans of the Corporation or any of its subsidiaries; (E) the issuance and/or transfer of $1-2/3 par value common stock (or any securities convertible into or exchangeable or exercisable for such common stock) pursuant to the terms of any agreements in effect on the date of the Prospectus; (F) issuances of, or transactions involving, any other securities of the Corporation, including its Class H common stock, par value $0.10 per share; (G) the issuance of shares of $1-2/3 par value common stock to persons who become employed as officers of the Corporation during such lock-up period, provided that those shares may not be sold or otherwise transferred by such persons during such lock-up period; (H) public or private mergers, acquisitions, strategic alliances, business combinations and other similar transactions involving the issuance of any securities of the Corporation, including $1-2/3 par value common stock (or any securities convertible into or exchangeable or exercisable for such common stock), provided that the recipients of such shares agree in writing not to offer or sell such shares during such lock-up period; and (I) the issuance of shares of $1-2/3 par value common stock to existing holders of such stock for purposes of effecting a stock dividend or split.

                                      VII.

        The Corporation represents and warrants to each Underwriter that: (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed, or at the time of any amendment, in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Act relating to the Securities, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each Preliminary Prospectus, if any, filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations thereunder and (v) the Prospectus, as of its date and on the Closing Date, do not and will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus or the Prospectus based upon information furnished to the Corporation in writing by or on behalf of any Underwriter expressly for use therein.



                                     VIII.

      The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented (if the Corporation shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by or on behalf of any Underwriter expressly for use therein; provided that the foregoing indemnity with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto), was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities unless such failure is the result of noncompliance by the Corporation with its obligations under Article VI(c) hereof.

      Each Underwriter severally agrees to indemnify and hold harmless the Corporation and each of its directors and officers who sign the Registration Statement and any person controlling the Corporation to the same extent as the foregoing indemnity from the Corporation within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to employ counsel satisfactory to the indemnified party pursuant to the first preceding sentence. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Corporation in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the second or third preceding paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other in connection with respect to the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint.

        The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Corporation in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Corporation its directors or officers or any person controlling the Corporation and (iii) acceptance of any payment for any of the Securities.

                                      IX.

      The Manager, on behalf of the Underwriters, may terminate this Agreement (upon consultation with the Corporation) at any time prior to the time on the Closing Date at which payment would otherwise be due under this Agreement to the Corporation, if (i) in the opinion of the Manager, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in its view will have a materially adverse effect on the success of the offering and distribution of or a secondary market for the Securities or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited. In the event of any such termination and after consultation with the Corporation, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of any Underwriter or on the part of the Corporation and each party will pay its own expenses.

                                       X.

      If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Corporation to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement, the Corporation will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

      This Agreement may be signed in any number of counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                             UNDERWRITING AGREEMENT

                                                                    , 20__


GENERAL MOTORS CORPORATION
767 Fifth Avenue
New York, NY 10153

Dear Sirs:

      We (the "Underwriters") understand that General Motors Corporation, a Delaware corporation (the "Corporation"), proposes to issue and sell $______ aggregate principal amount of ___% _______________ Due ________ __, 20__ (the
"Securities"). The Corporation also grants to the several Underwriters an option to purchase not more than an additional $_____ aggregate principal amount of ___% _______________ Due ________ __, 20__ (the "Additional Securities") to
cover over-allotments. References herein to "Securities" include the "Additional Securities." Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and we agree to purchase, severally and not jointly, the principal amounts of such Securities set forth below opposite our names at ___% of their principal amount plus accrued interest, if any, from ________ __, 20__ to the date of payment and delivery (the "Closing Date"):

NAME OF UNDERWRITER            PRINCIPAL AMOUNT

                               ----------------------
                               ----------------------

                               $
                               ======================

      The Underwriters will pay for such Securities upon delivery thereof at the offices of _______________________________ at 10:00 A.M. (New York time) on
________ __, 20__, or at such other time, not later than ________ __, 20__, as shall be designated by the Manager.


      The Securities shall have the terms set forth in the Corporation's Prospectus Supplement (the "Prospectus Supplement") dated ________ __, 20__ relating to the Securities and the Prospectus (the "Prospectus") dated ________ __, 20__, particularly as follows:

      Maturity:

      Interest Rate:

      Interest Payment Dates:

      Redemption Provisions:

      Conversion Price:

      Other Principal Terms:

      Listing:

      Counsel for the Corporation:

      Counsel for the Underwriters:

      All the provisions contained in the document entitled General Motors Corporation Underwriting Agreement Standard Provisions (Convertible Debt Securities) dated February __, 2002, a copy of which we have previously received, are herein incorporated by reference in their entirety and shall, be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term "Manager" as used therein, for purposes of this Agreement, means __________ [and __________, whose authority hereunder may be exercised by them jointly or by __________ alone].

      Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                    Very truly yours,
                                    (Name of Underwriter)
                                    On behalf of itself and the other
                                       Underwriters named heretofore

                                       By:
                                          -------------------------------


Accepted:

General Motors Corporation

By:
       ---------------------------

Title:
       ---------------------------

                                                                     EXHIBIT A-1


                    OPINION OF LEGAL STAFF OF THE CORPORATION

      The opinion of a member of the Legal Staff of the Corporation, to be delivered pursuant to Article V, paragraph (c) of the document entitled General Motors Corporation Underwriting Agreement Standard Provisions (Convertible Debt Securities) shall be to the effect that:

(i) the Corporation is validly existing as a corporation and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not have a material adverse effect on the Corporation and its subsidiaries taken as a whole;

(ii) the Indenture has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation and has been duly qualified under the Trust Indenture Act of 1939;

(iii) the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Corporation, assuming the due authorization, execution and delivery by the Trustee of the Indenture and the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture;

(iv) the authorized, issued and outstanding capital stock of the Corporation conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

(v) the Securities are convertible into Stock in accordance with the terms of the Indenture, and the Stock initially issuable upon conversion of the Securities has been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion in accordance with the terms of the Indenture and when appropriate certificates representing the Stock are duly countersigned by the transfer agent for the Corporation's $1-2/3 par value common stock, will be validly issued, fully paid and nonassessable and will conform in all material respects as to legal matters to the description of the Stock contained in the Prospectus, as amended or supplemented;

(vi) the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation;

(vii) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Corporation for the issuance of the Securities in accordance with the Indenture and the sale of the Securities in accordance with the Underwriting Agreement or the issuance of Stock initially issuable upon conversion of the Securities, other than the registration of the Securities or the Stock initially issuable upon conversion of the Securities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, qualification of the Indenture under the Trust Indenture Act of 1939, as amended, the listing of the Securities and the Stock issuable upon conversion of the Securities and compliance with any laws of any foreign jurisdiction or the securities or Blue Sky laws of various jurisdictions;

(viii) the execution and delivery of the First Supplemental Indenture, the issuance of the Securities in accordance with the Indenture, the sale of the Securities pursuant to the Underwriting Agreement and the issuance of Stock initially issuable upon conversion of the Securities, and compliance by the Corporation with all of the provisions of the Securities, do not and will not contravene any provision of applicable law (except that such counsel need express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or result in any violation by the Corporation of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Corporation or of any material indenture, mortgage or other agreement or instrument known to such counsel, by which the Corporation is bound (except that such counsel need express no opinion as to compliance with any financial tests or cross-default provision in any such agreement);

(ix) the statements in the Prospectus under "Description of Debt Securities," "Overview of Our Capital Stock," "Description of Common Stock" and in "Item 3 - Legal Proceedings" of the Corporation's Annual Report on Form 10-K for the most recent fiscal year, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(x) counsel participated in the preparation of the Registration Statement and the Prospectus. During the course of such preparation, such counsel examined various documents, including those listed in counsel's opinion, and participated in various conferences with representatives of and counsel of the Corporation, and with representatives of the independent accountants for the Corporation and representatives of and counsel to the underwriters, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed. Except as set forth in paragraph (ix) above, such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or Prospectus were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. Based on such counsel's participation in the conferences and discussions identified above, such counsel's understanding of applicable law and the experience that such counsel has gained in the practice thereunder and relying as to factual matters to the extent deemed appropriate by such counsel upon the representations and statements of officers and other representatives of the Corporation, we advise you that no fact came to such counsel's attention to cause such counsel to conclude that (i) each document, if any, filed pursuant to the Securities Exchange Act of 1934 (except as to financial statements contained therein, as to which such counsel need not express any opinion) and incorporated by reference in the Prospectus complied when so filed, or at the time of any amendment, as to form in all material respects with such Act and the rules and regulations thereunder, (ii) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iv) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3, except for, in each case, financial statements and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion.

      With respect to clause (vii) above, such counsel may state that his opinion is based upon the participation by one or more attorneys, who are members of his staff and report to him, in the preparation of the Registration Statement and the Prospectus and review and discussion of the contents thereof and upon his general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Corporation and its auditors, but is without independent check or verification except as stated therein.

                                                                     EXHIBIT A-2


                      OPINION OF COUNSEL TO THE CORPORATION

      The opinion of counsel to the Corporation, to be delivered pursuant to
Article V, paragraph (c) of the document entitled General Motors Corporation Underwriting Agreement Standard Provisions (Convertible Debt Securities) shall be to the effect that:

(i) the authorized capital stock of the Corporation conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

(ii) the Securities are convertible into Stock in accordance with the terms of the Indenture, and the Stock initially issuable upon conversion of the Securities has been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion in accordance with the terms of the Indenture and when appropriate certificates representing the Stock are duly countersigned by the transfer agent for the Corporation's $1-2/3 par value common stock, will be validly issued, fully paid and nonassessable and will conform in all material respects as to legal matters to the description of the Stock contained in the Prospectus, as amended or supplemented;

(iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation;

(iv) the statements in the Prospectus under "Description of Debt Securities," "Overview of Our Capital Stock" and "Description of Common Stock", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(v) counsel participated in the preparation of the Registration Statement and the Prospectus. During the course of such preparation, such counsel examined various documents, including those listed in counsel's opinion, and participated in various conferences with representatives of and counsel of the Corporation, and with representatives of the independent accountants for the Corporation and representatives of and counsel to the underwriters, at which conferences the contents of the Registration Statement and the Prospectus (and the documents incorporated therein by reference) were reviewed and discussed. Except as set forth in paragraph (iv) above, such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or that the actions taken in connection with the preparation of the Registration Statement or Prospectus were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. Based on such counsel's participation in the conferences and discussions identified above, such counsel's understanding of applicable law and the experience that such counsel has gained in the practice thereunder and relying as to factual matters to the extent deemed appropriate by such counsel upon the representations and statements of officers and other representatives of the Corporation, we advise you that no fact came to such counsel's attention to cause such counsel to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
      (ii) the Prospectus, as of its date, or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-3, except for, in each case, financial statements and schedules and other financial and statistical and similar data and information included therein or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion.

                                                                       EXHIBIT B


        OPINION OF TAX COUNSEL OF, OR TAX COUNSEL TO, THE CORPORATION

      The opinion of the Tax Counsel of, or tax counsel to, the Corporation, to be delivered pursuant to Article V, paragraph (d) of the document entitled General Motors Corporation Underwriting Agreement Standard Provisions (Convertible Debt Securities) shall be to the effect that:

            The discussion set forth under the caption "Certain United States Federal Income Tax Consequences" in the Supplement is based upon reasonable interpretations of existing law and fairly summarizes the United States federal income tax considerations that are likely to be material to a holder of the Debentures.

                                                                       EXHIBIT C


                   OPINION OF COUNSEL FOR THE UNDERWRITERS

      The opinion of counsel for the Underwriters, to be delivered pursuant to
Article V, paragraph (e) of the document entitled General Motors Corporation Underwriting Agreement Standard Provisions (Convertible Debt Securities) shall be to the effect that:

            (i) the Indenture has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation and has been duly qualified under the Trust Indenture Act of 1939;

            (ii) the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters will be valid and binding obligations of the Corporation;

            (iii) the Securities are convertible into Stock in accordance with the terms of the Indenture, and the Stock initially issuable upon conversion of the Securities has been duly authorized and, when issued upon such conversion, will be validly issued, fully paid and nonassessable;

            (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation;

            (v) the statements in the Prospectus under "Description of Debt Securities", "Overview of Our Capital Stock" (other than information as to number of shares outstanding), "Description of Common Stock," "Plan of Distribution" and "Underwriting," insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect to such documents; and

            (vi) such counsel (1) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which such counsel need not express an opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (2) believes that (except for the financial statements and financial and statistical data contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus as of the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading.

Such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                                                       EXHIBIT D


                           [FORM OF LOCK-UP AGREEMENT]



                                         _____________ ___, 2002

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with General Motors Corporation, a Delaware corporation (the "Corporation"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters"), of $_____ principal amount of Series A debentures (the "Series A debentures") and $_____ principal amount of Series B debentures (the "Series B debentures" and together with the Series A debentures, the "Securities") of the Corporation.

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce Fenner & Smith Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of $1-2/3 par value common stock or any securities convertible into or exercisable or exchangeable for $1-2/3 par value common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the $1-2/3 par value common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of $1-2/3 par value common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of $1-2/3 par value common stock or other securities acquired in open market transactions after the completion of the Public Offering. Further, the undersigned, together with the senior executive officers of the Corporation who have executed similar lock-up agreements with the Underwriters, upon consultation with the Corporation, may dispose of up to 500,000 shares in the aggregate of $1-2/3 par value common stock without the consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of $1-2/3 par value common stock or any security convertible into or exercisable or exchangeable for $1-2/3 par value common stock.

      The undersigned understands that the Corporation and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Corporation and the Underwriters.

                                Very truly yours,


                                -------------------------
                                (Name)